EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Dated: March 26, 2021	GREENIDGE GENERATION HOLDINGS INC.

	By:	/s/ Jeffrey Kirt
Name: Jeffrey Kirt
Title: Chief Executive Officer

ATLAS CAPITAL RESOURCES (A9) LP
By: ATLAS CAPITAL GP LP, its General Partner
By: ATLAS CAPITAL RESOURCES GP LLC, its General Partner

	By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio
Title: Managing Partner

ATLAS CAPITAL GP LP
By: ATLAS CAPITAL RESOURCES GP LLC, its General Partner

	By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio
Title: Managing Partner

ATLAS CAPITAL RESOURCES GP LLC

	By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio
Title: Managing Partner

	By:	/s/ Timothy J. Fazio
Name: Timothy J. Fazio

	By:	/s/ Andrew M. Bursky
Name: Andrew M. Bursky